FNCB DECLARES CASH DIVIDEND

The Board of Directors of First National Community Bancorp, Inc. (“FNCB”) declared a third quarter cash dividend of $.02 per share payable September 15, 2009 to shareholders of record on September 7, 2009. This payment equals the cash dividend paid in the previous quarter and continues the company’s current strategy to conserve capital.

The company’s subsidiary, First National Community Bank, conducts business from twenty offices located throughout Lackawanna, Luzerne, Wayne, and Monroe counties.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ include, but are not limited to, the following: the strategic initiatives and business plans may not be satisfactorily completed or executed, if at all; increased demand or prices for the Corporation’s financial services and products may not occur; changing economic and competitive conditions; technological developments; the effectiveness of the Corporation’s business strategy due to changes in current or future market conditions; effects of deterioration of economic conditions on customers specifically the effect on loan customers to repay loans; inability of the Corporation to raise or achieve desired or required levels of capital; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; relationships with customers and employees; challenges in establishing and maintaining operations; volatilities in the securities markets; and deteriorating economic conditions and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.